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                                                                      EXHIBIT 11

                 Continental Natural Gas, Inc. and Subsidiaries
                       Computation of Earnings Per Share

                                                                                           Year Ended December 31,
                                                                                  -----------------------------------------
                                                                                      1996           1995           1994
                                                                                  -----------    -----------    -----------
PRIMARY EARNINGS PER SHARE

Income before extraordinary item and cumulative effect of accounting change       $ 7,620,280    $ 5,109,951    $ 4,756,112
                                                                                  ===========    ===========    ===========


Net income                                                                          7,193,060      5,109,951      4,756,112
Cumulative preferred dividends                                                       (587,250)       (47,250)       (47,250)
                                                                                  -----------    -----------    -----------

Adjusted net income                                                               $ 6,605,810    $ 5,062,701    $ 4,708,862
                                                                                  ===========    ===========    ===========


Reconciliation of weighted average number of shares outstanding to amount used in primary earnings per share computation:

Weighted average number of shares outstanding                                          26,001         23,170         23,170
Dilutive effect of assumed exercise of options and warrants                                              252            472
                                                                                  -----------    -----------    -----------

Weighted average number of  common and common
    equivalent shares outstanding                                                      26,001         23,422         23,642
                                                                                  ===========    ===========    ===========



Primary Earnings Per Share:
    Income before extraordinary item and cumulative effect of accounting change   $    293.08    $    218.17    $    201.17
                                                                                  ===========    ===========    ===========
    Net income                                                                    $    254.06    $    216.15    $    199.17
                                                                                  ===========    ===========    ===========


FULLY DILUTED EARNINGS PER SHARE

Income before extraordinary item and cumulative effect of accounting change         7,620,280      5,109,951      4,756,112
                                                                                  ===========    ===========    ===========

Net income                                                                          7,193,060      5,109,951      4,756,112
Cumulative preferred dividends on nonconvertible
    preferred stock                                                                                  (47,250)       (47,250)
                                                                                  -----------    -----------    -----------

Adjusted net income                                                                 7,193,060      5,062,701      4,708,862
                                                                                  ===========    ===========    ===========


Reconciliation of weighted average number of shares outstanding to amount used in fully diluted earnings per share computation:

Weighted average number of
    shares outstanding                                                                 26,001         23,170         23,170
Dilutive effect of assumed conversion
    of preferred stock                                                                  5,667
Dilutive effect of assumed exercise of options and warrants                             1,172            258            670
                                                                                  -----------    -----------    -----------


Weighted average number of common and common
   equivalent shares outstanding                                                       32,840         23,428         23,840
                                                                                  -----------    -----------    -----------

FULLY DILUTED EARNINGS PER SHARE:
    Income before extraordinary item and cumulative effect of accounting change   $    232.04    $    218.11    $    199.50
                                                                                  ===========    ===========    ===========
    Net income                                                                    $    219.03    $    216.10    $    197.52
                                                                                  ===========    ===========    ===========
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